EXHIBIT 10.1

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

                THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 18th day of July, 2006, by and between Silicon Valley Bank (“Bank”) and Castelle, a California corporation (“Borrower”) whose address is 855 Jarvis Drive, Suite 100, Morgan Hill, CA 95037.

RECITALS

                A.             Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 2, 2004, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 1, 2005 and Second Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of September 22, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

                B.             Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

                C.             Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Maturity Date and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

                D.             Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

                NOW, THEREFORE,  in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                1.            Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

                2.             Amendments to Loan Agreement.

                                2.1          Section 2.3  (Interest Rate, Payments). The first sentence of Section 2.3(b) is amended in its entirety and replaced with the following:

(b) Payments. Interest due on the Committed Revolving Line is payable on the 30th of each month.

2.2 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(d) is amended in its entirety and replaced with the following:

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                                (d)  Allow Bank to audit Borrower’s Collateral at Borrower’s expense (provided that each audit does not exceed $750). Such audits will be conducted prior to the initial Advance, but no more often than once ever year unless an Event of Default has occurred and is continuing.

                                2.3          Section 13  (Definitions). The following term and its respective definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Revolving Maturity Date” is July 30, 2007.

3. Limitation of Amendments.

                                3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

                                3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

              4.              Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

                                4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

                                4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

                                4.3           The organizational documents of Borrower delivered to Bank on August 2, 2004 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

                                4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

                                4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order,

EXHIBIT 10.1

judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

                                   4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

                                   4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

                5.              Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

                6.              Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                7.              Effectiveness. This Amendment shall be deemed effective as of July 31, 2006 upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of a renewal fee in an amount equal to $6,000.

[Signature page follows.]

EXHIBIT 10.1 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank By: _____________________________ Name: ___________________________ Title: ____________________________	Castelle By: _____________________________ Name: ___________________________ Title: ____________________________